UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 12, 2005
Date of Report (Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3160 Porter Drive, Palo Alto, California 94304
(Address of principal executive offices, including zip code)

(650) 843-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On July 12, 2005 the Company issued a press release announcing that it has named Stefan C. Weiss M.D., to the position of Senior Medical Director. Dr. Weiss will be assisting with clinical operations and product development activities for Connetics. Additionally, the Company’s Board of Directors approved an inducement grant to Dr. Weiss of a non-qualified stock option to purchase 20,000 shares of Connetics’ common stock. This option award was granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) and with the following material terms: (a) an exercise price of $17.93 per share which is equal to the fair market value of Connetics’ common stock on the grant date (July 11, 2005), (b) a term of 10 years, and (c) a vesting schedule providing that the option is exercisable as to 1/8th of the total grant on the six-month anniversary of Dr. Weiss’ hire, and 1/48th of the total grant each month thereafter until the grant is fully vested. A copy of the press release announcing the Company’s hiring of Dr. Weiss is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description
99.1	Senior Medical Director Press Release dated July 12, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
By:	/s/ Katrina J. Church

Katrina J. Church Executive Vice President, Legal Affairs General Counsel & Secretary

Date: July 12, 2005

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Senior Medical Director Press Release dated July 12, 2005